                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2002, except as to Note 16 which is as of March 29, 2002, relating to the consolidated financial statements of Lionbridge Technologies, Inc., which appears in Lionbridge Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 20, 2002